UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 5, 2009

Dear BASi Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, March 19, 2009, at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana, 47906.

At the meeting, we are asking the shareholders to elect five directors of BASi to serve until the next annual meeting of shareholders.

Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely,

Richard M. Shepperd
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: March 19, 2009

TIME: 10:00 a.m.

PLACE: Bioanalytical Systems, Inc. Headquarters
2701 Kent Avenue
West Lafayette, IN 47906

MATTERS TO BE VOTED UPON:

1.	To elect five directors of BASi to serve until the next annual meeting of shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

Holders of BASi common shares of record at the close of business on January 30, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Richard M. Shepperd
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

TABLE OF CONTENTS

BIOANALYTICAL SYSTEMS, INC., PROXY STATEMENT
ANNUAL MEETING OF MARCH 19, 2009

PROXY STATEMENT

This proxy statement is furnished by Bioanalytical Systems, Inc. (“BASi” or the “Company”) in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, March 19, 2009, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about February 9, 2009.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of each of the nominees for director named below. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on January 30, 2009, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,915,318 common shares of BASi. Each outstanding common share is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the outstanding common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, directors will be elected by a plurality of the votes cast.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2008, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone. BASi will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you four options for voting your shares:

(1)	You can vote via the Internet at www.proxyvote.com with the instructions provided on the proxy card; or

(2)	You can vote via telephone by following the instructions provided on the proxy card; or

(3)	You can attend the Annual Meeting and cast your vote in person; or

(4)	You may complete, sign, date and return by mail the proxy card.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?
This proxy statement describes the proposal on which you, as a shareholder, are being asked to vote. It also gives you information on the proposal, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposal, but you do not need to attend in person in order to vote. You may, instead, follow the instructions above to vote by mail using the enclosed proxy card. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Who can vote at the Annual Meeting?
Shareholders who owned common stock on January 30, 2009 may attend and vote at the Annual Meeting. Each common share is entitled to one vote. There were 4,915,318 common shares outstanding on January 30, 2009.

What am I voting on?
We are asking you to elect five directors to the Board of Directors of the Company.

What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

How many shares must be present to hold the meeting?
To hold the meeting and conduct business, a majority of BASi’s outstanding voting shares as of January 30, 2009 must be present in person or represented by proxies at the meeting. On this date, a total of 4,915,318 common shares were outstanding and entitled to vote. Shares representing a majority number of these votes, or 2,457,659 shares, must be present at the meeting or in person or by proxy to hold the meeting and conduct business. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted via the Internet at www.proxyvote.com; or

•	They are voted via the telephone; or

•	They are voted in person at the meeting; or

•
The shareholder has voted by properly submitting a proxy card to the Company via mail or by hand delivery. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?
If your shares are registered in your name, they will not be voted unless you vote by submitting your proxy card via mail, or vote in person at the meeting.

How will my shares be voted if they are held in “street name”?
If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any other purpose with respect to Proposal 1.

How many votes must the nominees have to be elected as directors?
Directors will be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected. We expect that the election to be held at the 2009 Annual Meeting will be an uncontested election.

Shares represented by your proxy will be voted by BASi’s management “for” the election of the five nominees recommended by BASi’s Board of Directors unless you withhold authority for any or all of such nominees.

Who will pay for this proxy solicitation?
We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

 PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Required Vote and Board of Directors’ Recommendation

The Bylaws of BASi provide for seven to nine directors unless the Board fixes a different number of directors.  By resolution adopted on May 14, 2008, the Board has fixed the number of directors at five.  Five directors will be elected at the Annual Meeting. Each director is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated the following current directors for re-election at the Annual Meeting. The directors nominated for election are: William E. Baitinger, David W. Crabb, Leslie B. Daniels, Larry S. Boulet and Richard M. Shepperd (collectively, the “Nominated Directors”). The Board of Directors has determined that each of the Nominated Directors, other than Richard M. Shepperd, is an “independent director” as defined in the applicable rules of the NASDAQ Stock Market.

The Board of Directors recommends that shareholders vote FOR the election of all of the Nominated Directors and, unless authority to vote for any Nominated Director is withheld, the accompanying proxy will be voted FOR the election of all the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than five nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

The following table shows certain information about the Nominated Directors:

Name	Age	Position	Served as Director Since

William E. Baitinger	73	Director, Chairman of the Board	1979
David W. Crabb	55	Director	2004
Leslie B. Daniels	61	Director	2003
Larry S. Boulet	62	Director	2007
Richard M. Shepperd	68	Director, President and Chief Executive Officer	2007

Business Experience of Nominated Directors

William E. Baitinger has served as a director of BASi since 1979. Mr. Baitinger was Director of Technology Transfer for the Purdue Research Foundation from 1988 until 2000. In this capacity he was responsible for all licensing and commercialization activities from Purdue University. Since 2000, he has served as Special Assistant to the Vice President for Research at Purdue University. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

David W. Crabb, M.D. has served as a director of the Company since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. Previously he had served as Chief Resident of Internal Medicine and on the Medicine and Biochemistry faculty of Indiana University. He was appointed Vice Chairman for Research for the department and later Assistant Dean for Research. Dr. Crabb serves on several editorial boards. He is Director of the Indiana Alcohol Research Center funded by NIAAA. He was a recipient of an NIH Merit Award and numerous other research and teaching awards. He currently serves on the Board of Directors of Polymer Technology Sciences, Inc., a privately owned corporation, and the Board of Trustees of Health and Hospital Corporation of Marion County, a public agency.

Leslie B. Daniels joined the BASi Board of Directors in July 2003. Mr. Daniels is a founding partner of CAI, a private equity fund in New York City, and has served in that capacity for at least the last five years. He previously was President of Burdge, Daniels & Co., Inc., a principal in venture capital and buyout investments as well as trading of private placement securities, and before that, a Senior Vice President of Blyth, Eastman, Dillon & Co. where he had responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is a former Director of Aster-Cephac SA, IVAX Corporation, MIM Corporation, Mylan Laboratories, Inc., NBS Technologies Inc. and MIST Inc. He was also Chairman of Zenith Laboratories, Inc. and currently serves as Chairman of Turbo Combustor Technology Inc. and as a Director of SafeGuard Health Enterprises, Inc. and Aerosat, Inc.

Larry S. Boulet has served as a director of the Company since May 2007. Mr. Boulet was a Senior Audit Partner with PriceWaterhouseCoopers (PWC), retiring in July 2002, and a National Financial Services Industry Specialist. For the last five years of his career with PWC, Mr. Boulet served as Partner-in-charge of the Indianapolis office’s Private Client Group. Prior to serving on our Board, he served on the Board of Directors of Century Realty Trust, an Indiana based, real estate investment trust. He also served as Audit Committee Chairman until the Trust’s sale and liquidation in 2007. Currently, Mr. Boulet also serves on the Indiana State University Foundation Board of Directors, where he is the immediate past Chairman of the Board. He holds a Bachelor of Science degree in Accounting from Indiana State University.

Richard M. Shepperd was elected President and Chief Executive Officer of the Company in September 2006, and in May, 2007 agreed to extend his term until December 2009. Mr. Shepperd served for two years prior to joining the Company with Able Laboratories, Inc., of Cranbury, New Jersey ("Able") as its Chief Restructuring Officer and Director of Restructuring. Able was formerly a generic pharmaceutical manufacturing company which filed a voluntary petition for bankruptcy on July 18, 2005 following the loss of FDA approval for its product line. Mr. Shepperd's duties for Able included exercising executive authority over all operational and restructuring activities of Able, which included advising its Board, creditors committee and courts regarding strategies to maintain and realize the most value from the company's assets. Able was not affiliated with the Company. For the two years prior to serving with Able, Mr. Shepperd served as an independent management consultant for various businesses. In that capacity, he advised these businesses on developing strategies to improve their financial health and maximize the assets of those organizations.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating Committees, each of which has a written charter. Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous written consents without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Three out of five members of the Board of Directors attended the 2008 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in 2008

Compensation	Leslie B. Daniels	4
	William E. Baitinger
	David W. Crabb

Audit	Larry S. Boulet	4
	William E. Baitinger
	Leslie B. Daniels
	David W. Crabb

Nominating	William E. Baitinger	1
	Leslie B. Daniels
	David W. Crabb

Board of Directors		4

The Compensation Committee makes recommendations to the Board of Directors with respect to:
•	compensation arrangements for the executive officers of BASi,
•	policies relating to salaries and job descriptions,
•	insurance programs,
•	benefit programs, including retirement plans,
•	administration of the 2008 Stock Option Plan.

The Audit Committee is responsible for:
•	reviewing with the auditors the scope of the audit work performed,
•	establishing audit practices,
•	overseeing internal accounting controls,
•	reviewing financial reporting, and
•	accounting personnel staffing.

The Board of Directors has adopted a written charter for the Compensation Committee, as Appendix B in this Proxy Statement, and for the Audit Committee, as Appendix C in this Proxy Statement. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has determined that Larry S. Boulet and Leslie B. Daniels are “audit committee financial experts” (as defined by Item 401(h) of Regulation S-K) and “independent” (as defined by Item 7(d)(3)(iv) of Schedule 14A).

The Nominating / Corporate Governance Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by rule 4200 (a)(15) of the NASD listing standards). The Board of Directors adopted a written charter for the Nominating Committee on February 21, 2007.

The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. The Secretary will forward all such communications to the addressee.  Nominations must set forth, with respect to the person nominated, their name, age, business address and residence address, principal occupation or employment, class and number of shares of BASi which are owned beneficially or of record by the person, and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  The shareholder making this proposal must state their name and record address, the class and number of shares of BASi which they own beneficially or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  The Chair of the Nominating/Corporate Governance Committee or his or her designee shall have the authority to determine whether a nomination is properly made.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of BASi.

Certain Relationships and Transactions

As part of the acquisition of PharmaKinetics Laboratories, Inc. (“PKLB”) by the Company in fiscal 2003, Leslie B. Daniels, a director of the Company nominated for reelection, was one of several individuals who exchanged preferred stock of PKLB for 6% convertible subordinated debt of the Company in the amount of $498,648. The total of $4,000,000 of such debt issued in the acquisition was repaid in December, 2007.

The Board reviews transactions with related parties, but has no formal policies in place with respect to such review or the approval of such transactions.

Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

Corporate Secretary, Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
corporatesecretary@BASInc.com

The corporate secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,
Larry S. Boulet
auditcommittee@BASInc.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics to review and address the complaint.  The Company’s Code of Business Conduct and Ethics applies to all of BASI’s directors, employees and officers.  BASi’s Code of Business Conduct and Ethics is available as Appendix D to this proxy statement.

Non-Employee Director Compensation and Benefits

BASi's compensation package for non-employee directors is generally comprised of cash (annual retainers and committee meeting fees) and stock option awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent BASi's shareholders and reflect BASi's position in the industry. With the 2008 Stock Option Plan, BASi intended to better align director and shareholder interests through the use of stock option awards to directors. Actual annual pay varies among directors based on Board committee memberships, committee chair responsibilities and meetings attended. BASi has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees receive no additional compensation for their service on the Board.

Compensation for non-employee directors during the 2008 fiscal year consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	3,300
Annual retainer for director serving as Chair of the Audit Committee	2,000
Annual retainer for director serving as Chair of the Compensation Committee	1,000
Annual retainer for director serving as Chair of the Nominating Committee	500
Meeting fee for Board meeting, in person	1,000
Meeting fee for Board meeting, by phone	500
Committee meetings, non-Board meeting days, in person	500
Committee meetings, non-Board meeting days, by phone	250
Daily fee for consultation with management	1,000

For meetings of the standing Board committees held in conjunction with a meeting of the Board, no additional fees are paid.

Option Awards

The awards disclosed under the heading "Option Awards" consist of the expense recognized in fiscal 2008 for grants of stock options awarded under the 2008 Stock Option Plan and the 1997 Employee Stock Option Plan.  The recognized compensation expense of the option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the director based on a number of factors. The factors include BASi's actual operating performance, Common Share price fluctuations, differences from the valuation assumptions used, the restricted nature of shares acquired under non-qualified stock option grants, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting.

Business Expenses

The directors are reimbursed for their business expenses related to their attendance at BASi meetings, including room, meals and transportation to and from Board and committee meetings.   Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of BASi's non-employee directors for the 2008 fiscal year.

DIRECTOR COMPENSATION FOR FISCAL 2008
Name	Fees paid in cash ($)	Option Awards (1) ($)		All Other Compensation ($)		Total ($)
William E. Baitinger	6,800	1,943	(2)	94	(6)	8,837

Larry S. Boulet	8,800	461	(3)	2,046	(7)	11,307

Dr. David W. Crabb	6,300	—	(4)	—		6,300

Leslie B. Daniels	6,050	461	(5)	—		6,511

(1)	Amounts expensed in financial statements for fiscal 2008 for all options held by the named director regardless of date of grant.
(2)
Mr. Baitinger has 21,000 options outstanding with 9,000 vested and exercisable. The 9,000 vested options were granted on June 20, 2003 at an exercise price of $2.80 under the 1997 Director Stock Option Plan, expiring June 19, 2013.  The remaining 12,000 unvested options were granted on September 4, 2008 at an exercise price of $5.09 under the 2008 Stock Option Plan, expiring on September 3, 2018.

(3)
Mr. Boulet has 10,000 options outstanding with zero vested and exercisable.  The 10,000 options were granted on September 4, 2008 at an exercise price of $5.09 under the 2008 Stock Option Plan, expiring on September 3, 2018.

(4)	Dr. Crabb has zero options outstanding.
(5)
Mr. Daniels has 10,000 options outstanding with zero vested and exercisable.  The 10,000 options were granted on September 4, 2008 at an exercise price of $5.09 under the 2008 Stock Option Plan, expiring on September 3, 2018.

(6)	Reimbursement to Mr. Baitinger for travel expenses associated with Board meetings.
(7)	Reimbursement to Mr. Boulet for attendance at National Association of Corporate Directors conference and travel expenses associated with the conference.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee engaged Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements for the fiscal years ended September 30, 2008, 2007 (as Crowe Chizek and Company LLC) and 2006 (as Crowe Chizek and Company LLC).

The Company engaged Crowe as its principal independent registered public accountants effective as of October 30, 2006. At no time prior to October 30, 2006 had the Company consulted with Crowe regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Crowe are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

Fees of Independent Registered Public Accountants

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2008	2007
Audit Fees -
Aggregate fees for annual audit, quarterly reviews	$240,000	$280,000

Tax Fees -
Income tax services related to compliance with tax laws	$120,000	$66,000

There were no fees for services other than the above paid to the Company’s Independent Registered Public Accountants.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. All fees were reviewed and approved by the Audit Committee during fiscal 2008 and 2007. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that BASi specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed on an annual basis and was most recently amended in May, 2008. The Audit Committee is comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”). From October 1, 2006 through August 21, 2007, the Audit Committee consisted of William E. Baitinger, Leslie B. Daniels and David W. Crabb. On August 21, 2007, the Board elected Larry S. Boulet to be Chairman of the Audit Committee, serving with the other three members of the Committee through the remainder of our fiscal year ended September 30, 2007 and continuing through our fiscal year ended September 30, 2008. In the opinion of the Board of Directors, Mr. Boulet and Mr. Daniels each meet the criteria for a “financial expert” as set forth in applicable SEC rules.

BASi’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. BASi’s independent registered public accounting firm, Crowe Horwath LLP (‘independent auditors’), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of BASi’s accounting policies, internal controls and financial reporting. The Audit Committee reviews BASi’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors: and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal control over financial reporting was not effective as of the end of the Company’s most recently-completed fiscal year due to an identified difference in the amounts of deferred and refundable income taxes in the Company’s books and records as compared to the amounts included in the Company’s income tax returns.. The failure to identify this difference and resulting error in adopting FIN 48 through the normal financial statement preparation process caused the Company to conclude that there was a material weakness in the accounting for income taxes and that internal controls over financial reporting were not effective as of September 30, 2008.  To prevent a recurrence of similar errors in future years, the Company plans to implement in 2009 commercially available software that will accurately maintain and track the differences between financial reporting and tax return reporting.

The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Auditors”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of it role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 be filed with the SEC.

AUDIT COMMITTEE

Larry S. Boulet (Chairman)
William E. Baitinger
David W. Crabb
Leslie B. Daniels

 PRINCIPAL SHAREHOLDERS

Common Stock

The following table shows, as of January 30, 2009, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our outstanding common shares. As of January 30, 2009, there were 4,915,318 common shares outstanding.

NAME(4)	Shares Owned	Shares Owned Jointly	Shares / Options Owned Beneficially	Total	%
Peter T. Kissinger (1)	427,747	595,910	252,310	1,275,967	26.0
Candice B. Kissinger (1)	250,956	595,910	429,101	1,275,967	26.0
William B. Baitinger(2)	—	146,512	—	146,512	3.0
Ronald E. Shoup(2)	361	89,760	—	90,121	1.8
Leslie B. Daniels	38,042	—	—	38,042	0.8
Michael R. Cox	—	—	—	—	0.0
Edward M. Chait	—	—	—	—	0.0
Richard M. Shepperd	15,750	—	—	15,750	0.3
Larry S. Boulet	3,500	—	—	3,500	0.1
7 Executive Officers and Directors as a group	110,135	236,272	—	346,407	7.1

(1) Dr. and Mrs. Kissinger’s shares owned beneficially include the shares owned individually by the other spouse and 1,354 shares jointly owned with their children.
(2) Shares owned jointly by Mr. Baitinger and Dr. Shoup, with their wives, respectively.
(4) All addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee and Compensation Methodology

During the 2008 fiscal year, the Compensation Committee of the Board was responsible for administering the compensation and benefit programs for BASi's team members, including the executive officers. Historically, the Compensation Committee annually reviewed and evaluated cash compensation and stock option award recommendations along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to BASi's executive officers. The Compensation Committee examined these recommendations in relation to BASi's overall objectives and made compensation recommendations to the Board for final approval. The Compensation Committee also historically sent to the Board for approval its recommendations on compensation for the Chairman of the Board and the President and Chief Executive Officer, who do not participate in the decisions of the Board as to their compensation packages. Neither the Chairman of the Board nor the President and Chief Executive Officer was a member of the Compensation Committee during the 2008 fiscal year.

BASi has not hired a compensation consultant to review its compensation practices. The compensation of BASi's executives who were employees as of September 30, 2007 (the end of our last fiscal year) was frozen by the Compensation Committee at the last fiscal year’s compensation level through fiscal 2008 as part of the effort to return the Company to profitability.

BASi's executive compensation practices are also affected by the highly competitive nature of the biotechnology industry and the location of BASi's executive offices in West Lafayette, Indiana. The fact that West Lafayette, Indiana is a small city in a predominantly rural area can present challenges to attracting executive talent from other industries and parts of the country; however, the favorable cost of living in this area and the small number of competitive employers in this market, enable the Company to pay generally lower salaries for comparable positions to others in its industry. The Company has also recruited a number of key employees from Purdue University, particularly for scientific and technical responsibilities.

The Compensation Committee, in collaboration with management, is in the process of reviewing the compensation structure of the Company in order to provide the proper incentives and necessary retention of key employees, including the named executive officers, to achieve financial success and an appropriate return to shareholders. These efforts will be ongoing in the current fiscal year.

The Company intends to develop compensation packages for BASi's executive officers that meet each of the following three criteria: (1) market competitive - levels competitive with companies of similar size and performance to BASi; (2) performance-based "at risk" pay that is based on both short- and long-term goals; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short- and long-term objectives.

Changes in Senior Management During the 2008 Fiscal Year

During the 2008 fiscal year and immediately following, there were significant changes in BASi's executive management team. Among other changes, the following events occurred:

–	on September 30, 2008, Ronald E. Shoup, Chief Scientific Officer, retired from BASi after nearly thirty years of service;

–	on October 1, 2008, Jon Brewer was hired as Vice President of Sales and Marketing;

–	on November 7, 2008, Edward M. Chait, Ph.D. resigned from his position as Chief Business Officer of the Company; and

–	on December 1, 2008, Anthony S. Chilton, Ph.D., 52, joined the Company as Chief Operating Officer, Scientific Services.

Employment Agreements and Post-Termination Payments

BASi has Employment Agreements with Messrs. Shepperd, Cox, Brewer and Chilton.

Employment Agreement with Richard M. Shepperd

On May 18, 2007, BASi entered into an Employment Agreement with Mr. Shepperd to become President and Chief Executive Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Shepperd, the agreement has an initial twenty-nine month term that provides for automatic three-month extensions, beginning on January 1, 2010, unless either BASi or Mr. Shepperd gives prior notice of termination. Mr. Shepperd will also have the opportunity to earn an annual cash bonus at the discretion of the Board of Directors.

On January 12, 2009, BASi entered into an Amendment to Employment Agreement with Mr. Shepperd. The Amendment reduces Mr. Shepperd's base salary from $35,000 per month to $20,000 per month, which will constitute an aggregate reduction of $180,000 through December 31, 2009.  Partially offsetting this, the Amendment provides for a new housing allowance of $1,000 per month, for a total of $12,000 in calendar 2009.  The Amendment also contemplates that, if a "Change in Control" (as defined in the employment contract) occurs prior to the end of the term of the Agreement, Mr. Shepperd will receive a bonus payment of $201,600.

The agreement provides that Mr. Shepperd could be entitled to certain severance benefits following termination of employment. If he is terminated by BASi without "cause," or if Mr. Shepperd terminates his employment for "good reason," he would be entitled to the following:

–	Mr. Shepperd's base salary through December 31, 2009, to be paid monthly;

–	All vacation accrued as of the date of termination;

–	All bonus amounts earned but not paid as of the date of termination; and

–	All salary earned but not paid through the date of termination.

In addition, the non-solicitation provisions of Mr. Shepperd's employment contract will not apply in the event of termination without cause or resignation with good reason.

The agreement further provides that if Mr. Shepperd's employment ends for any reason other than termination without cause or resignation with “good reason,” Mr. Shepperd shall receive his earned but unpaid salary through the date of termination, all bonus amounts earned but not paid as of the date of termination and all vacation accrued through the date of such termination.

Employment Agreement with Michael R. Cox

On November 6, 2007 BASi entered into an Employment Agreement with Mr. Cox to serve as Vice President, Finance and Administration and Chief Financial Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Cox, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Mr. Cox gives the other party written notice at least 90 days before the end of the term. Mr. Cox will receive a base salary of $165,000 per year in the first year, which may be increased by the Company in the future. Mr. Cox will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Mr. Cox could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.” If he is terminated by BASi without "cause", or if Mr. Cox terminates his employment for "good reason" he would be entitled to the following:

•	Mr. Cox's base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Mr. Cox's employment contract will not apply in the event of termination without cause or resignation with good reason.

Employment Agreement with Jon Brewer

On October 1, 2008, BASi entered into an Employment Agreement with Mr. Brewer to serve as Vice President of Sales and Marketing of BASi. Pursuant to the terms of the agreement between BASi and Mr. Brewer, the agreement has an initial term that ends on March 31, 2010, but this employment term can be extended for successive one year periods unless either BASi or Mr. Brewer gives the other party written notice at least 90 days before the end of the term. Mr. Brewer will receive a base salary of $155,000 per year in the first year, which may be increased by the Company in the future. Additionally, Mr. Brewer will receive a sign-on bonus in two installments of $5,000 each, payable on or before January 1, 2009 and June 1, 2009.  Mr. Brewer will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Mr. Brewer could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.”  If he is terminated by BASi without "cause", or if Mr. Brewer terminates his employment for "good reason" he would be entitled to the following:

•	Mr. Brewer's base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Mr. Brewer’s employment contract will not apply in the event of termination without cause or resignation with good reason.

Employment Agreement with Anthony S. Chilton

On December 1, 2008, BASi entered into an Employment Agreement with Dr. Chilton to serve as Chief Operating Officer, Scientific Services of BASi. Pursuant to the terms of the agreement between BASi and Dr. Chilton, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Dr. Chilton gives the other party written notice at least 90 days before the end of the term. Dr. Chilton will receive a base salary of $195,000 per year in the first year, which may be increased by the Company in the future. Additionally, Dr. Chilton will receive a sign-on bonus in two installments of $5,000 each, payable on or before March 15, 2009 and July 15, 2009.  Dr. Chilton will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Dr. Chilton could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.” If he is terminated by BASi without "cause", or if Dr. Chilton terminates his employment for "good reason" he would be entitled to the following:

•	Dr. Chilton’s base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Dr. Chilton’s employment contract will not apply in the event of termination without cause or resignation with good reason.

Severance Agreement with Dr. Edward M. Chait

On November 7, 2008, BASi entered into a Severance Agreement with Dr. Chait in connection with his separation from BASi.  Pursuant to the terms of the agreement between BASi and Dr. Chait, Dr. Chait will receive a continuation of his salary for twelve months, paid monthly, for an aggregate of $165,000, beginning on the date of separation.  Additionally, BASi agreed to provide Dr. Chait and his covered dependents with medical coverage under BASi’s group health insurance program through December 31, 2008, with Dr. Chait responsible for the employee portion of the premium.

Change-in-Control Agreements

Mr. Shepperd's Employment Agreement contains a change-in-control feature. Under Mr. Shepperd's Employment Agreement, if Mr. Shepperd is “involuntarily terminated” within one year following a "change in control," Mr. Shepperd will receive $8,333.34 per month for each month remaining in his employment term. Included in the Amendment to Employment Agreement entered into by the Company and Mr. Shepperd on January 12, 2009, Mr. Shepperd also will receive a payment of $201,600.00 in the event of a “change in control” of the Company, as defined by Article 5 and Addendum A of the May 2007 Agreement.  This amount shall be paid within one (1) month of any such “change in control” and is intended to be in addition to any Terminal Pay or other compensation that may become due and owing pursuant to Article 5 of the May 2007 Agreement.  Mr. Shepperd's ordinary severance compensation under the Employment Agreement will not apply, and he will be eligible for any special bonus program.

Mr. Cox's, Mr. Brewer’s and Mr. Chilton’s Employment Agreements contain a change in control feature. Under these Employment Agreements, if Mr. Cox, Mr. Brewer or Mr. Chilton are “involuntarily terminated” for any reason following a change in control, Mr. Cox, Mr. Brewer or Mr. Chilton would receive an amount equal to their monthly base salary for the 12 months prior to termination payable for at least 2 years. Each would also be eligible for any special bonus program and be eligible to participate in Company sponsored benefits, savings and retirement plans, practices, policies and programs, with the employee contribution paid by the employee.

“Involuntarily terminated” is defined in the Employment Agreements as resulting from a “change in control” of the Company, and due to either (1) the elimination or diminution of the Employee’s position, authority, duties and responsibilities relative to the most significant of those held, exercised and assigned at any time during the six month period immediately preceding a “change in control”; or (2) a change in location requiring the Employee’s services to be performed at a location other than the location where the Employee was employed immediately preceding a “change in control,” other than any office which is the headquarters of the Company and is less than 35 miles from such location.

A "change in control" is defined in Messrs. Shepperd’s and Chilton’s Employment Agreements as (1) approval by shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common shares immediately prior to the consolidation or merger have substantially the same proportionate ownership of voting common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (2) a change in the majority of members of the Board of Directors of the Company within a twenty-four (24) month period unless the election, or nomination for election by the Company shareholders, of each new director was approved by a vote of two-thirds (2/3) of the directors then still in office who were in office at the beginning of the twenty-four (24) month period; or (3) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than fifty percent (50%) of the share of voting common stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the shares of voting common stock of the combined company, any shares received by affiliates (as defined in the rules of the SEC) of such other company in exchange for stock of such other company).  In addition, Messrs. Cox’s and Brewer’s Employment Agreements also define a “change in control” to include (1) either (A) receipt by the Company of a report on schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”) disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of 20 per cent or more of the outstanding stock of the company or (B) actual knowledge by the company of facts, on the basis of which any person is required to file such a report on schedule 13D, or an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time Specified in Section 13(d) of the 1934 Act) disclosing that such a person is the beneficial owner, directly or indirectly, of 20 per cent or more of the outstanding stock of the company; or (4) Either (A) receipt by the Company of a report on schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”) disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of 20 per cent or more of the outstanding stock of the company or (B) actual knowledge by the company of facts, on the basis of which any person is required to file such a report on schedule 13D, or an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time Specified in Section 13(d) of the 1934 Act) disclosing that such a person is the beneficial owner, directly or indirectly, of 20 per cent or more of the outstanding stock of the company.

Executive Compensation Tables

Fiscal 2008 Summary Compensation Table

The following narrative, tables and footnotes describe the "total compensation" earned during BASi's 2008 fiscal year by BASi's NEOs. The total compensation presented below does not reflect the actual compensation received by BASi's NEOs or the target compensation of BASi's NEOs during its 2008 fiscal year because there was no value realized by BASi's NEOs during its 2008 fiscal year from long-term incentives (exercise of options).  The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during BASi's 2008 fiscal year. The terms of the Employment Agreements governed the base salary for Messrs. Shepperd, Cox and Chait.

Bonus. The amounts presented as bonuses for NEO’s below represent amounts both paid and accrued in regards to fiscal 2007 and 2008. Annual bonuses were paid in January, 2008 for fiscal 2007 and January, 2009 for fiscal 2008.

Option Awards. The awards disclosed under the heading "Option Awards" consist of the expense recognized in fiscal 2008 and 2007 for grants of stock options awarded under the 1997 Employee Stock Option Plan and the non-qualifying option agreement of Mr. Shepperd approved by shareholders at the 2008 Annual Meeting.  The recognized compensation expense of the option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include BASi's actual operating performance, Common Share price fluctuations, differences from the valuation assumptions used, the restricted nature of shares acquired under non-qualified stock option grants, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting.

All Other Compensation. The amounts included under the All Other Compensation are described in the footnotes to the table.
SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)		Option Awards (1) ($)		Company Contributions to 401(k) ($)	All Other Compensation ($)		Total ($)
Richard M. Shepperd, President & Chief	2007	420,000	295,000	(2)	141,282		—	8,774	(3)	865,056
Executive Officer; Director	2008	420,000	—		381,216		5,125	—		806,341
Michael R. Cox, Vice President,	2007	153,000	40,000		6,241		1,530	—		200,771
Finance and Chief Financial Officer (4)	2008	165,000	25,000		27,980	(5)	2,050	—		220,030
Edward M. Chait, Ph.D.,	2007	150,000	35,000		15,493		3,480	—		203,973
Chief Business Officer (6)	2008	165,000	—		27,148	(7)	4,640		(8)	196,788

 (1) Amount expensed in financial statements for fiscal 2007 and 2008.
 (2) Includes $150,000 paid in fiscal 2007 and $145,000 accrued in fiscal 2007 and paid in fiscal 2008 before renegotiation of Mr. Shepperd’s employment agreement.
 (3) Housing allowance and travel expenses during period as interim CEO.
(4) Effective October 4, 2007, Mr. Cox also assumed the responsibilities of Chief Administrative Officer. In November, 2007, as discussed above, Mr. Cox entered into a new employment agreement and was awarded additional stock option grants.
(5)  Includes new grant on November 6, 2007 for 30,000 options on common shares, vesting evenly beginning November 5, 2008 and each successive year through November 5, 2010.  As of January 30, 2009, 10,000 option shares have vested and are exercisable.
 (6) Effective November 7, 2008, Mr. Chait, Chief Business Officer, resigned from BASi.
 (7) As part of the Severance Agreement with the Company, Dr. Chait relinquished all rights to unexercised options on November 8, 2008.  All expenses for non-vested options for the year were accordingly reversed.
 (8) Also as part of the Severance Agreement with the Company, Dr. Chait will be paid $165,000 in twelve equal monthly installments beginning on the date of separation, November 7, 2008.

Outstanding Equity Awards at Fiscal Year-End Table

BASi has awarded stock options to members of its senior management and other BASi team members. The terms of these awards typically provide for vesting over a defined period of time. Option awards generally have a four-part vesting schedule in which the first of the four installments vests on the second anniversary of the grant date. Each subsequent one-fourth installment thereafter vests on the anniversary of the grant date for the next three years: however, the Compensation Committee and the Board has to ability to alter, and occasionally does alter, the vesting schedule to meet specific objectives, such as the matching of the period of Mr. Shepperd’s option grant in the current fiscal year to match the period of his employment contract. The options expire if not exercised within ten years from the date of grant.

The following table shows the equity awards granted to BASi's NEOs that were outstanding as of the end of BASi's 2008 fiscal year.
OUTSTANDING EQUITY AWARDS AT FISCAL 2008YEAR-END
OPTION AWARDS

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard M. Shepperd	75,000	200,000	(1)	7.10	May 17, 2017
Michael R. Cox	50,000	—		4.58	March 31, 2014
	—	30,000	(2)	8.60	November 5, 2017
Edward M. Chait, Ph.D	50,000	—		5.69	September 29, 2015
	—	30,000	(3)	8.60	November 5, 2017

(1)	Options on 100,000 shares vested on December 1, 2008 and 100,000 shares vest on December 1, 2009.
(2)	Options on 10,000 shares vested on November 5, 2008, 10,000 shares vest on November 5, 2009 and 10,000 shares vest on November 5, 2010.
(3)	Options on 10,000 shares vested on November 5, 2008, remaining 20,000 shares forfeit as part of the Severance Agreement discussed above.

Fiscal 2008 Option Exercises

There were no options exercised by NEO’s in fiscal 2008.

Equity Compensation Plan Information

BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	703,500	$6.13	381,500

Equity compensation plans not approved by security holders (1)	50,000	$5.14	—

Total	753,500	$6.06	381,500

(1) Includes option to purchase 25,000 shares at $4.57 granted to Michael R. Cox on April 1, 2004, and 25,000 shares at $5.69 granted to Edward M. Chait on August 1, 2005. Each of these grants is fully vested and expires after 10 years.  Following his separation from BASi on November 7, 2008, Mr. Chait’s 25,000 shares expired.

For additional information regarding BASi’s stock option plans, please see Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than ten percent BASi’s Common Shares and any other person subject to section 16(a) with respect to BASi to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of BASi’s Common Shares and other equity securities. On the basis of information available to us, we believe that all filing requirements were met for fiscal 2008.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2010 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before December 11, 2009. If notice of any other shareholder proposal intended to be presented at the 2010 Annual Meeting of Shareholders is not received by BASi on or before December 11, 2009, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

In addition, any shareholder proposal must be in proper written form.  To be in proper written form, a shareholder's proposal must set forth as to each matter such shareholder proposes to bring before the 2010 Annual Meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the number of common shares of BASi which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors,

Richard M. Shepperd
President and Chief Executive Officer
February 5, 2009

APPENDIX A - NOMINATING COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

This Charter shall govern the operations of the Nominating/Corporate Governance Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The primary purpose of the Committee is to identify and recommend the nomination of qualified directors to the Board of Directors of the Company.

II.	Composition

The membership of the Committee shall consist of at least three directors who shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall be "independent" as defined in NASDAQ Market Place Rule 4200. The Board of Directors may, at any time and in its complete discretion, replace a Committee member.

The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors.

III.	Meetings

The Committee shall meet at least annually, or more frequently as circumstances dictate.

IV.	Responsibilities

The Committee shall:

a.   Oversee the search for qualified individuals to serve on the Board of Directors. Qualified individuals will complement the Company's mission of advancing health care through innovative science. The Company's policy is that a majority of the members of the Board of Directors be independent as defined by the listing standards of NASDAQ and the rules of the Securities and Exchange Commission. To assist in the search for qualified directors, the Committee will consider shareholder suggestions for nominations that are submitted as required by the Bylaws and, as it deems necessary, employ outside search firms to assist in identifying qualified candidates.

b.   Recommend to the Board of Directors those director nominees who, in the Committee's opinion, the full Board should recommend for shareholder approval at the annual meeting. The Committee will base its recommendation for nomination on criteria that it believes will provide a board perspective and depth of experience in the Board of Directors. In general, when considering independent directors, the Committee will consider the candidate's experience in areas central to the Company, such as science, business, finance, legal and regulatory compliance, as well as considering the candidate's personal qualities and accomplishments.

c.   Oversee the administration of the Board of Directors, including, at least annually, review and recommend the appointment of directors to committees of the Board, monitor and review the functions of the committees, and review and advise the Board concerning the directors' compensation and benefits.

APPENDIX A - 1

d.   Draft such policies as it deems necessary to carry out its functions, and annually review and evaluate this charter and any related policies.

e.   Be authorized to delegate any duties of the Committee to subcommittees, and hire counsel and other experts as the Committee, in its sole discretion, deems appropriate.

f.   Report, at least annually, to the Board of Directors.

g.   Perform any other duties assigned to it by the Board of Directors.

APPENDIX A - 2

APPENDIX B - COMPENSATION COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

–	Purpose

This Charter shall govern the operations of the Compensation Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The primary purpose of the Committee is to exercise the power and authority of the Board of Directors relating to the compensation of officers of the Company.

–	Composition

The membership of the Committee shall consist of at least three directors who shall (1) be free of any relationship that, in the opinion of the Board of Directors ("Board"), would interfere with the member's exercise of independent judgment, (2) be "independent," as defined in NASDAQ Market Place Rule 4200, (3) be an "outside director," as that term is used and defined in Section 162(m) of the Internal Revenue Code, as amended ("Code"), and the relevant Treasury Regulations promulgated thereunder, or any successor rule or regulation, and (4) be a "Non-Employee Director" as that term is defined by Rule 16b-3 of the Securities Exchange Act of 1934. The Board may, at any time and in its complete discretion, appoint, dismiss, or replace a Committee member.

The Board shall appoint one member of the Committee as chairperson, who shall be responsible for leadership of the Committee, including preparing agenda, presiding over meetings, making Committee assignments, and reporting to the Board of Directors.

–	Authority and Responsibilities

The Committee shall have the authority and responsibility of the Board to:

1. At least annually, the Committee shall:

a)
review and approve corporate goals and objectives relevant to compensation and benefits for the officers of the Company. The Committee shall evaluate the performance of each officer, including the Chief Executive Officer, in light of those goals and objectives;

b)
review and approve all elements of each officer's compensation, including but not limited to (i) annual base salary, (ii) annual incentive compensation opportunity, whether in the form of cash or equity, (iii) long-term incentive compensation opportunity, whether in the form of cash or equity, (iv) special benefits, and (v) employment agreements, severance agreements, and change in control agreements, if appropriate;

c)	review the compensation systems in place for officers to make sure that they are appropriate in light of the Company's objectives and performance and the compensation provided by comparable companies;

d)	review this Charter and any policies adopted by the Committee; and

e)	evaluate its own performance and the performance of any compensation consultant retained by the Committee and provide a report of such evaluation to the Board.

2.   The Committee shall draft such policies as it deems necessary or appropriate to carry out its functions.

APPENDIX B - 1

3.   The Committee may hire counsel and other experts, including compensation consultants, as the Committee, in its sole discretion, deems appropriate.

4.   The Committee shall review the proposed Compensation Discussion & Analysis (CD&A) section of the Company's proxy statement, discuss that section with management, and based on that review and discussion, make a recommendation to the Board regarding the inclusion of the CD&A in the Company's filings with the Securities and Exchange Commission, as required.

5.   The Committee shall make regular reports to the Board.

6.   The Committee shall have the authority to approve all transactions between the Company and any director or officer, other than certain transactions pursuant to an "employee benefit plan," as described by Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule.

7.   The Committee shall establish "performance goals," as that term is used in Code Section 162(m) and the Treasury Regulations promulgated thereunder, or any successor rule or regulation, to determine the payment of any performance-based compensation, disclose the material terms under which such compensation will be paid to the Company's shareholders for approval, and certify in writing prior to the payment of such compensation that the performance goals and any other material terms have been satisfied.

8.   The Committee shall perform any other duties assigned to it by the Board of Directors.

APPENDIX B - 2

APPENDIX C—AUDIT COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
ADOPTED FEBRUARY 19, 2004
 AMENDED MAY 14, 2008

Purpose:
The primary function of the Audit Committee of the board of directors (the “Board”) of Bioanalytical Systems, Inc. (the “Corporation”) is to assist the Board in fulfilling its oversight responsibilities for the financial reporting process including responsibility for overseeing:

•
the integrity of the Corporation’s financial statements and the financial reporting process, including the system of internal control over financial reporting, the audit process and the processes for identifying, evaluating and managing the Corporation’s principal risks impacting financial reporting;

•	compliance with legal and regulatory requirements, other than those otherwise assigned from time to time by the Board; and

•	the qualifications and independence of the Corporation’s independent auditor

Consistent with these functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices.

Approval of Charter
This Charter and any future changes to this Charter require approval by the Board.

Structure and Composition
The Audit Committee shall consist of no fewer than three members from among the Board.

Each member of the Audit Committee shall: (i) be free from any relationship that, in the opinion of the Board, would reasonably be expected to interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and (ii) meet the independence and financial literacy requirements of all corporate, exchange and securities statutes, rules and regulations (the “Regulations”) that apply to the Corporation.

Each member of the Audit Committee shall be financially literate as determined by the Board in its business judgment and, at a minimum, have the ability to read and understand a set of financial statements that present the breadth and complexity of accounting issues that can reasonably be expected to be raised by the Corporation’s financial statements or be financially literate within a reasonable period of time following his or her appointment.

At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined by the Regulations. The Board shall make determinations as to whether any particular member of the Audit Committee satisfies this requirement.

The members of the Audit Committee shall be appointed by the Board annually or until successors are duly appointed.

The Board shall normally designate the Chair of the Audit Committee. In the event a Board designation is not made, the members of the Audit Committee shall elect a Chair by majority vote of the full Audit Committee.

APPENDIX C-1

Once appointed, Audit Committee members shall cease to be a member of the Audit Committee only upon:

a)	resignation from the Audit Committee or Board,

b)	death or disability,

c)	not being re-appointed pursuant to the annual appointment described above, or

d)	removal as a director of the Corporation in accordance with the Corporation’s articles of incorporation and bylaws.

Members of the Audit Committee shall not simultaneously serve on the audit committees of more than three public companies, including the Corporation, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

Meetings
The Audit Committee shall meet at least three times each year and more frequently as circumstances dictate.

A majority of Audit Committee members is required for meeting quorum.

The Audit Committee shall meet separately on a periodic basis with management and the independent auditor in separate committee sessions.

The Chief Financial Officer and representatives of the independent auditor shall normally attend meetings of the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet or provide consultations to the Audit Committee or any member thereof. Others may also attend meetings as the Audit Committee may request.

Chair
The Chair of the Committee shall have the duties and responsibilities set forth in Appendix “A”.

Resolutions
Resolutions of the Audit Committee shall require approval by a simple majority of members voting on such resolution at a meeting at which a quorum is present. Resolutions may also be approved without a meeting by the unanimous written consent of all the Audit Committee members.

Responsibilities and Duties

A.	Minutes and Reporting to the Board
The Audit Committee shall prepare written minutes of all its meetings and regularly make reports to the Board of its actions and findings.

B.	Selection, Evaluation and Oversight of Independent Auditor
The Corporation’s independent auditor is accountable to the Audit Committee. With respect to the Corporation’s independent auditor the Audit Committee shall:

•	have the sole authority to recommend to the Board the appointment, retention or replacement of the independent auditor (subject to shareholder approval, if required);

•	be directly responsible for establishing the compensation of the independent auditor;

•	have the independent auditor report directly to the Audit Committee and otherwise be directly responsible for overseeing the work of the independent auditor;

•
meet with the independent auditor prior to the annual audit to discuss the planning, scope and staffing of the audit and approve the selection of the partner having primary responsibility for the audit;

APPENDIX C-2

•	at least on an annual basis, evaluate the qualifications, performance and independence of the independent auditor and the senior audit partner(s) having primary responsibility for the audit;

•	Obtain, review and discuss with the independent auditor a report from the independent auditor at least annually regarding:
i.	the independent auditor’s internal quality control procedures,
ii.
any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or raised by any inquiry or investigation by governmental or professional authorities regarding audits carried out by the firm and any steps taken to deal with any such issues,

iii.	all relationships between the independent auditor and the Corporation, and
iv.	the independence of the independent auditor, as required by the Regulations;

•	Review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present (and former) independent auditor;

•	Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation or its subsidiaries by the independent auditor.

[Note: In certain situations, the Committee’s Chairman or another Committee member designated by the Chairman, may perform the duties described above and report the findings/results to the Committee.]

C.	Financial Reporting of Quarterly Financial Results
With respect to the Corporation’s reporting of unaudited quarterly financial results, the Audit Committee (or the Committee’s Chairman or another Committee member designated by the Chairman) shall:

•	Prior to their release and filing with the securities regulatory agencies, review and discuss with management and the independent auditor the:
o	earnings press release;
o	financial statements and notes thereto; and
o	management’s discussion and analysis,

The review of the Corporation’s unaudited quarterly financial results shall include:

•	any significant disagreements among management and the independent auditor in connection with the preparation of the financial statements;

•
significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, any changes in the Corporation’s selection or application of accounting principles, and any major issues as to the adequacy of the Corporation’s internal controls;

•	results of the independent auditor’s review;

•	any written communications between the independent auditor and management (e. g. management letter and schedule of unadjusted differences);

•	any correspondence with, or published reports by, regulators or governmental agencies which raise material issues regarding the Corporation’s financial statements or accounting policies; and

•	approve the Corporation’s unaudited quarterly financial statements.

D.	Financial Reporting of Year-End Financial Results
With respect to the Corporation’s annual audit, the Audit Committee (or the Committee’s Chairman or another Committee member designated by the Chairman) shall:

APPENDIX C-3

•	Prior to their public release and filing with the regulatory agencies, review and discuss with management and the independent auditor the:

o	earnings press release;
o	financial statements and notes thereto;
o	management’s discussion and analysis; and
o	results of the independent auditor’s audit.

The review of the Corporation’s audited financial results shall include:

o	all matters described above under “Financial Reporting of Quarterly Financial Results”;
o	results of the independent auditor’s audit;
o
discussions with the independent auditor on the matters required to be discussed by Statement on Auditing Standards No. 61, including significant adjustments, management judgments and accounting estimates, significant new accounting policies, any difficulties encountered during the course of the audit work, restrictions, if any, on the scope of activities or access to requested information, and any significant disagreements with management; and

o
a report from the independent auditor describing (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent auditor and (iii) other material communications between the independent auditor and management (e. g. the annual management letter and schedule of unadjusted differences).

•	recommend to the Board whether the Corporation’s annual financial statements should be approved by the Board.

E.	Related Party Transactions
The Audit Committee shall:

•
review all proposed non-routine transactions between the Corporation and any “related party” (as that term is defined in applicable Regulations) and, if deemed appropriate, recommend approval of any particular transaction to the Board

F.	Internal Controls, Risk Management and Legal Matters
The Audit Committee shall:

•
consider the effectiveness of the Corporation’s internal controls over financial reporting and the related information technology security and control, including the  process to communicate such controls and roles and responsibilities;

•
discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies. Areas to be considered in this respect include:

o	revenue recognition;
o	insurance coverage; and
o	information technology;

•	review with management at least annually the Corporation’s compliance with risk assessment and their actions taken to mitigate or manage identified risk ;

•	review with management, and if necessary, the Corporation’s counsel, any legal matter(s) which could reasonably be expected to have a material impact on the Corporation’s financial statements;

APPENDIX C-4

•	review with the chief executive officer, chief financial officer and independent auditor the following:

o
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

o	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting; and

o	review the adequacy of the Corporation’s external financial reporting disclosures intended to comply with generally accepted accounting principles and applicable securities and exchange regulations.

G.	“Whistle Blower” and Related Procedures
The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints and concerns received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters. These procedures shall include the requirement to advise the Audit Committee of all such complaints received.

H.	Review of Charter and Self Assessment
Periodically, the Audit Committee shall:

•	review and reassess the adequacy of this Charter, and

•	review the Audit Committee’s own performance.

I.	Other Activities
The Audit Committee shall carry out such other activities consistent with this Charter, the Corporation’s bylaws and governing law, that the Audit Committee or the Board deems necessary or appropriate.

Resources and Authority

The Audit Committee shall have the authority to retain independent legal, accounting or other advisors, including consulting with representatives from the headquarter office of the independent auditor, as it determines necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors engaged by the Audit Committee and for ordinary administrative expenses of the Audit Committee.

The Audit Committee shall have the authority to conduct any investigation necessary and appropriate to fulfilling its duties and in connection therewith, to inspect all books and records of the Corporation and any related affiliates and to discuss such books and records and any matters relating to the financial position, risk management and internal controls of the Corporation with the officers of the Corporation and with the independent auditor and other advisors engaged by the Audit Committee.

Limitations on Duties

It is recognized that the members of the Audit Committee are not full-time employees of the Corporation and do not represent themselves to be practicing accountants or auditors. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from whom such member receives information, and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

While the Audit Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of either management and/or the independent auditor.

APPENDIX C-5

In discharging its duties, each member of the Audit Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter, including designating any member(s) of the Committee as an “audit committee financial expert” is intended, or should be determined to impose on any member of the Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all members of the Board are subject.

The essence of the Committee’s responsibilities is to monitor and review the activities described in this Charter to gain reasonable assurance (but not to ensure) that such activities are being conducted properly and effectively by the Corporation.

APPENDIX C-6

Appendix “A”
Position Description —Chair of the Audit Committee

In addition to the duties and responsibilities described in the Charter of the Audit Committee, the chair (the “Chair”) of the Audit Committee (the “Committee”) of Bioanalytical Systems, Inc. (the “Corporation”) has the duties and responsibilities described below. The Committee Chair will:

1)	Provide overall leadership to enhance the effectiveness of the Committee, including:

a)	Recommend and oversee the appropriate structure, composition, membership and activities delegated to the Committee;

b)	Chair all meetings of the Committee and manage meeting agenda items so appropriate consideration can be given to agenda items;

c)	Encourage Committee members to ask questions and express viewpoints during meetings;

d)	Schedule and set the agenda for Committee meetings with input from other Committee members, the Chair of the Board of Directors and management, as appropriate;

e)	Facilitate the timely, accurate and proper flow of information to and from the Committee;

f)	Arrange for management, other internal personnel, external advisors and others to attend and present at Committee meetings as appropriate;

g)	Arrange sufficient time during Committee meetings to fully discuss agenda items; and

h)	Carry out the responsibilities and duties of the Committee, as outlined in its Charter and review the Charter and duties and responsibilities with Committee members on a regular basis.

2)	Foster ethical and responsible decision-making by the Committee and its individual members.

3)	Following each meeting of the Committee, report to the Board of Directors on the activities, findings and any recommendations of the Committee.

4)	Carry out such other duties as may reasonably be requested by the Board of Directors.

APPENDIX C-7

APPENDIX D—CODE OF ETHICS

Bioanalytical Systems, Inc.
Code of Business Conduct and Ethics
Adopted by the Board of Directors
November 13, 2003
Amended November 18, 2005

INTRODUCTION

The Bioanalytical Systems, Inc. (the “Company”) Code of Business Conduct and Ethics (“Code of Ethics”) is designed to deter wrongdoing and promote compliance with legal requirements and our standards of business conduct. All Company directors, officers and employees are expected to read and understand this Code of Ethics, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand and adhere to these standards.

Because the principles described in this Code of Ethics are general in nature, you should also review all applicable Company policies and procedures for more specific instruction, and contact the Human Resources Department if you have any questions. Nothing in this Code of Ethics, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

Please sign the acknowledgment form at the end of this Code of Ethics and return the form to the Human Resources Department indicating that you have received, read, understand and agree to comply with the Code of Ethics. The signed acknowledgment form will be located in your personnel file. Periodically, or as there are substantive changes to the Code of Ethics, you may be asked to sign an acknowledgment indicating your continued understanding of the Code of Ethics.

COMPLIANCE IS EVERYONE’S BUSINESS

It is the Company’s policy to comply with and require its directors, officers and employees to comply with this Code of Ethics, including all applicable legal and regulatory requirements relating to the matters contained in this Code of Ethics, and to avoid and require its directors, officers and employees to avoid violations relating to such legal and regulatory requirements, including without limitation, the following:

o	Wire Fraud
o	Mail Fraud
o	Bank Fraud
o	Securities Fraud
o	Fraud Against Shareholders
o	Questionable Accounting
o	Internal Controls and Procedures
o	Auditing Matters (both financial and with respect to all quality assurance systems)
o	Dishonest or Unethical Conduct
o	Conflicts of Interest
o	Improper Disclosures in SEC Reports
o	Improper or Inadequate Public Disclosures
o	Integrity of Scientific Data

The Company’s internal operating controls and corporate reporting and disclosure procedures are intended to prevent, deter and remedy any violation of this Code of Ethics, including but not limited to applicable laws and regulations. Even the best systems of controls and procedures, however, cannot provide absolute safeguards against such violations. The Company has a responsibility to investigate and report to appropriate governmental authorities, as required, any violations of applicable legal and regulatory requirements relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance and other matters pertaining to fraud against shareholders, and the actions taken by the Company to remedy such violations.

APPENDIX D - 1

Reporting Alleged Violations or Concerns

If a director, officer or employee reasonably believes that the Company or any its employees or others, acting on behalf of the Company, have violated this Code of Ethics, the director, officer or employee is required to immediately report or cause to be reported any such potential violation to the following individual:

The designated representative of the Company's Audit Committee
(the "Audit Committee Representative")

Chairman of the Audit Committee
Larry S. Boulet
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
Email: auditcommittee@BASi.com

If the complaint relates to the Audit Committee Representative or there is a potential conflict of interest, the complaint should be submitted to the Company’s Chief Financial Officer.

A complaint may be submitted anonymously by mail or may be delivered confidentially (e.g., in person, by internal mail, by regular mail or by electronic mail). If the complaint is written and sent via the mail, the envelope should be marked as “confidential and private.” Although a violation report may be oral, written reports are preferred to assure a clear understanding of the situation. In either case, the complaint should be factual rather than speculative or conclusory, and should contain as much specific information as possible to allow for proper assessment. The complaint describing an alleged violation or concern should be candid and set forth all of the information that the employee knows regarding the allegation or concern. In addition, all complaints must contain sufficient corroborating information to support the commencement of an investigation. The Chief Financial Officer or the Audit Committee Representative may, in its reasonable discretion, determine not to commence an investigation if a complaint contains only unspecified or broad allegations of wrongdoing without appropriate informational support.

Investigation of Complaints

Upon receipt of the complaint by any of the Chief Financial Officer or the Audit Committee Representative (the “Investigating Officer”), the Investigating Officer shall make a determination, in his or her reasonable judgment, whether a reasonable basis exists for commencing an investigation into the complaint. To assist in making this determination, the Investigating Officer may conduct an initial, informal inquiry. Other parties may become involved in the inquiry based on their oversight responsibility or expertise.

To the extent possible, all complaints will be handled in a confidential manner. In no event will information concerning the complaint be released to persons without specific need to know about it. Investigation of complaints will be prompt. The determination by the Investigating Officer will be communicated to the person who brought the complaint (unless anonymous) to the Audit Committee and to relevant management, as appropriate.

Upon making a determination to recommend a formal investigation, the Investigating Officer will promptly notify the Audit Committee. The Audit Committee will then determine, in its reasonable judgment, whether a reasonable basis exists for commencing a formal investigation into the complaint. If the Audit Committee makes such a determination, then it shall instruct the Investigating Officer to proceed with a formal investigation. The Investigating Officer shall oversee all investigations under the authority of the Audit Committee. The Audit Committee shall ensure coordination of each investigation and shall have overall responsibility for implementation of this policy. The Audit Committee shall have the authority to retain outside legal or accounting expertise in any investigation as it deems necessary to conduct the investigation in accordance with its charter and this policy.

APPENDIX D - 2

At each meeting of the Audit Committee, the Chief Financial Officer and the Audit Committee Representative shall prepare a report to the Audit Committee stating the nature of each complaint submitted during the quarter immediately preceding the meeting of the Audit Committee, whether or not the complaint resulted in the commencement of a formal investigation, and the status of each investigation.

Corrective Action

The Audit Committee, with the input of the Investigating Officer and Company management, if requested, will determine the validity of a complaint and any corrective action, as appropriate. It is the responsibility of the Audit Committee to report to Company management any noncompliance with legal and regulatory requirements and to assure that management takes corrective action including, where appropriate, reporting any violation to the relevant federal, state or regulatory authorities. Directors, officers and employees that are found to have violated any laws, governmental regulations or Company policies will face appropriate, case-specific disciplinary action, which may include demotion or discharge.

No Retaliation for Submitting Complaints, Providing Information or Participating in Investigation

Neither the Company nor any of its employees will retaliate or discriminate against any employee who: (a) lawfully provides information regarding any conduct which the employee reasonably believes constitutes a violation of this Code of Ethics to a federal regulatory or law enforcement agency, to any member or committee of Congress, or to any person with supervisory authority over the employee or the authority to investigate misconduct relating to potential violations by the Company or its employees; (b) participates in or otherwise assists with a proceeding relating to potential violations by the Company or its employees; or (c) submits a complaint pursuant to this Code of Ethics regarding any conduct which the employee reasonably believes constitutes a violation of this Code of Ethics, even if after investigation the Company determines that there has not been a violation. For certain violations of this Code of Ethics, an employee who believes that his or her rights against retaliation or discrimination have been violated may have the right to file a complaint with the Department of Labor within ninety (90) days of the alleged violation. If the Department of Labor has not issued a final decision within one hundred eighty (180) days of the filing of the complaint, the employee will have the right to file suit against the Company in a federal court with proper jurisdiction.

Retention of Complaints and Documents

All complaints submitted by an employee regarding an alleged violation or concern will remain confidential to the extent practicable. In addition, all written statements, along with the results of any investigations relating thereto, shall be retained by the Company for a minimum of six (6) years. It is illegal and against the Company’s policy to destroy any corporate audit records that may be subject to or related an investigation by the Company or any federal, state or regulatory body.

YOUR RESPONSIBILITIES TO THE COMPANY AND ITS SHAREHOLDERS

General Standards of Conduct

The Company expects all directors, officers, employees, agents and contractors to exercise good judgment to ensure the safety and welfare of employees, agents and contractors and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination.

APPENDIX D - 3

Applicable Laws

All Company directors, officers, employees, agents and contractors must comply with all applicable laws, regulations, rules and regulatory orders. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or the loss of business.

Obligations Under Securities Laws-“Insider Trading.”

Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company – you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The Company has adopted a separate policy concerning insider trading and “tipping.” The purpose of this policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

Conflicts of Interest

Each of us has a responsibility to the Company, our shareholders and each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety. A conflict of interest exists where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. If you think you have been, are, or may become subject to such a conflict, report the situation to the Audit Committee Representative. The prompt reporting of such a situation will be considered favorably.

Scientific Integrity

Medical science is our business, and the highest standards of scientific integrity are essential to our continued success. The U.S. Food and Drug Administration’s Good Laboratory Practices, Current Good Manufacturing Practices, and Current Good Clinical Practices, as further explained in our related Standard Operating Procedures (SOPs), set forth many of our obligations. Employees are expected to adhere to the SOPs and applicable federal regulations, and to comport themselves to meet the highest standards of scientific integrity. Full cooperation with quality assurance audits is similarly an essential obligation of every employee.

Senior Officers

Senior Officers (including the Chief Executive Officer, the Chief Financial Officer and the Controller) hold an important and elevated role in the corporate governance of the Company. The Senior Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the enterprise stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the enterprise’s financial organization, and by demonstrating the following:

APPENDIX D - 4

1.	Honest and Ethical Conduct. Senior Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

a. Encourage and support professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

b. Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the enterprise and what could result in material personal gain for a member of the financial organization, including Senior Officers.

c. Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

d. Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

2.	Financial Records and Periodic Reports. Senior Officers will use best efforts to establish and manage the transaction and reporting systems and procedures to ensure that:

a. Business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

b. The retention or proper disposal of Company records shall be in accordance with established financial policies and applicable legal and regulatory requirements.

c. Periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

3.	Compliance with Applicable Laws, Rules and Regulations. Senior Officers will establish and maintain mechanisms to:

a.  Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

b. Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

c. Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

APPENDIX D - 5

WAIVERS

Any waiver of any provision of this Code of Ethics for a member of the Company’s Board of Directors or an executive officer must be approved in writing by the Company’s Board of Directors and promptly disclosed along with the reason for the waiver. Any waiver of any provision of this Code of Ethics with respect any other employee, agent or contractor must be approved in writing by the Company’s Chief Executive Officer.

DISCIPLINARY ACTIONS

The matters covered in this Code of Ethics are of the utmost importance to the Company, its shareholders and its business partners, and are essential to the Company’s ability to conduct its business in accordance with its stated values. We expect all of our employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for the Company.

The Company will take appropriate action against any employee, agent, contractor or consultant whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company’s sole discretion. Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Company will cooperate fully with the appropriate authorities. You should contact the Company’s Human Resources Department for more detailed information.

Adhering to this Code of Ethics is a condition of employment. The Company must have the opportunity to investigate and remedy any alleged violations or employee concerns, and each employee must ensure that the Company has an opportunity to undertake such an investigation. This policy does not constitute a contractual commitment of the Company. This policy does not change the at-will employment status of an employee. Specifically, employment is for an indefinite period of time and is terminable at anytime with or without cause.

APPENDIX D – 6

ACKNOWLEDGMENT OF RECEIPT OF BUSINESS CONDUCT AND ETHICS

I have received and read the Company’s Code of Business Conduct and Ethics. I understand the standards and policies contained in the Company Code of Business Conduct and Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Company Code of Business Conduct and Ethics.

If I have questions concerning the meaning or application of the Company Code of Business Conduct and Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult my manager, the Human Resources Department or the Chief Financial Officer, knowing that my questions or reports to these sources will be maintained in confidence.

Date

Employee Name (Printed)

Employee Signature

APPENDIX D – 7

BIOANALYTICAL SYSTEMS, INC. 2701 KENT AVENUE WEST LAFAYETTE, IN 47906
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BIOSY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOANALYTICAL SYSTEMS, INC.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.					number(s) of the nominee(s) on the line below.
Vote on Directors		☐	☐	☐
1.	Proposal 1 - To elect five directors of BASi to serve for a one-year term. Nominated directors:
01) William E. Baitinger
02) David W. Crabb
03) Leslie B. Daniels
04) Larry S. Boulet
05) Richard M. Shepperd

Any shareholder may withhold authority to vote for any of the above-listed individuals by marking the "For All Except" box above and writing the number of the nominee(s) on the line provided above.

At their discretion, the proxies are authorized to transact such other business as may properly come before the meeting. Presently, no other business is scheduled to be presented at the meeting, and the Company did not receive notice of any other matter to come before the meeting.

IF SHARES ARE JOINTLY HELD, BOTH SHAREHOLDERS MUST SIGN

				Yes	No
Please indicate if you plan to attend this meeting in person.				☐	☐

Please date this Proxy and sign it exactly as the name appears on your stock certificate. If the shares are jointly held, both shareholders must sign. If signing as attorney, executor, administrator, guardian, or in any other representative capacity, please give your full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Investor Letter Combo Document are available at www.proxyvote.com.

BIOSY2

REVOCABLE ROXY
Bioanalytical Systems, Inc.
Annual Meeting of Shareholders to Be Held Thursday, March 19, 2009

The undersigned shareholder of Bioanalytical Systems, Inc. (“BASi”) hereby appoints Michael R. Cox and Lina Reeves-Kerner and each of them as proxies for the undersigned, to vote all shares of BASi which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”) of BASi to be held on Thursday, March 19, 2009, at 10:00 a.m., at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana, or any adjournment thereof, in connection with all votes taken on the following proposals, described in the Proxy Statement received by the undersigned with the Notice of the Meeting.

PRESENTLY NO OTHER BUSINESS IS SCHEDULED TO BE PRESENTED AT THE MEETING. BASi DID NOT RECEIVE NOTICE OF ANY OTHER BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.  HOWEVER, BY SIGNING THIS PROXY YOU ARE GIVING THE HOLDER OF THIS PROXY DISCRETIONARY AUTHORITY TO ACT IN ACCORDANCE WITH THE DIRECTION OF THE BOARD OF DIRECTORS ON SUCH MATTERS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of each of the nominees identified in Proposal 1.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Meeting of Shareholders of the Company, the Proxy Statement, and the Company's 2008 Annual Report is hereby acknowledged. This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Company a later-dated Proxy, (ii) attending the Meeting and voting in person, or (iii) giving written notice of revocation to the secretary of the Company.

PLEASE DATE, SIGN, AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

Proxy must be signed and dated. See reverse side.